EXHIBIT D

                               POWER OF ATTORNEY



                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned have made, constituted and appointed, and by these presents does hereby make, constitute and appoint each of Robin B. Shanus and Peter B. Pfister, with full power of substitution, a true and lawful attorney-in-fact, for him and in his name, place and stead to execute, acknowledge, deliver and file (a) any and all filings required by Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, respecting securities beneficially owned by the undersigned, including, but not limited to, Schedules 13D, Schedules 13G, Forms 3, Forms 4, and Forms 5, and (b) joint filing agreements in connection with filings on Schedule 13D or Schedule 13G.

                  The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

                  The undersigned agrees and represents to those dealing with his attorneys-in-fact herein, Robin B. Shanus and Peter B. Pfister, that this Power of Attorney may be voluntarily revoked only by written notice to such attorney-in-fact.

                  WITNESS THE EXECUTION HEREOF this 14th day of August, 1995.



                                              s/Wesley W. Lang, Jr.
                                              Wesley W. Lang, Jr.

                                              WPG CORPORATE DEVELOPMENT
                                                ASSOCIATES III, L.P.

                                                By:    WPG CDA III, L.P.
                                                     its sole general partner


                                                By:s/Wesley W. Lang, Jr.
                                                        Wesley W. Lang, Jr.

                                              WPG CDA III, L.P.

                                                By:s/Wesley W. Lang, Jr.
                                                        Wesley W. Lang, Jr.